 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL BRANDS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	5960	76-0307819
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor

New York, NY 10018

Tel. No.: (347) 727-2474

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal

Executive Offices

Robert D’Loren, Chief Executive Officer

475 10th Avenue, 4th Floor

New York, NY 10018

Tel. No.: (347) 727-2474

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

Copies of communications to:

Robert J. Mittman, Esq.

Brad L. Shiffman, Esq.

Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Tel. No.: (212) 885-5555

Fax No.: (212) 885-5001

Approximate date of commencement of proposed sale to the public:  The Post-Effective Amendment No .3 to Form S-1 Registration Statement (Registration No. 333-191278) is being filed to deregister all of the shares of common stock that were registered but unsold under the registration statement that remained unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do Not Check if a smaller reporting company)	☐	Smaller reporting company	☒

EXPLANATORY NOTE

DE-REGISTRATION OF SECURITIES

On September 20, 2013, Xcel Brands, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-191278) on Form S-1, as amended by Post-Effective Amendment No. 1 on May 12, 2014 and Post -Effective Amendment No. 2 on June 11, 2014 (collectively, the “Registration Statement”), under the Securities Act of 1933 registering 8,174,925 shares of common stock of the Company. The Registration Statement was declared effective by the Securities and Exchange Commission on November 12, 2013 and Post-Effective Amendment No. 2 was declared effective by the Securities and Exchange Commission on June 13, 2014.

During the period of effectiveness of the Registration Statement, the selling shareholders sold an aggregate of 2,059,525 shares of common stock, with 6,115,400 shares of common stock remaining unsold. In accordance with the Undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the remaining unsold shares of its common stock as of the date hereof pursuant to this Post-Effective Amendment No. 3 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Xcel Brands, Inc. has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York on this June 30, 2015.

Xcel Brands, Inc.

By:	/s/ Robert D’Loren
Name: Robert D’Loren
Title: Chief Executive Officer, Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert D’Loren
Robert D’Loren	Chief Executive Officer and Chairman (Principal Executive Officer)	June 30, 2015

/s/ James Haran
James Haran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2015

Michael R. Francis	Director	June 30, 2015

*
Mark DiSanto	Director	June 30, 2015

*
Todd Slater	Director	June 30, 2015

*
Edward Jones, III	Director	June 30, 2015

*
Howard Liebman	Director	June 30, 2015

Benjamin Malka	Director	June 30, 2015